EXHIBIT 99.1

RLI REPORTS FIRST QUARTER 2023 RESULTS

PEORIA, ILLINOIS, April 19, 2023 – RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2023 net earnings of $98.8 million ($2.15 per share), compared to $47.9 million ($1.05 per share) for the first quarter of 2022. Operating earnings(1) for the first quarter of 2023 were $75.0 million ($1.63 per share), compared to $60.4 million ($1.32 per share) for the same period in 2022.

	First Quarter
Earnings Per Diluted Share	2023	2022
Net earnings	$2.15	$1.05
Operating earnings (1) (2)	$1.63	$1.32

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share in 2022 due to the sale of RLI’s investment in Maui Jim in the third quarter of 2022.

Highlights for the quarter included:

●	Underwriting income(1) of $67.9 million on a combined ratio(1) of 77.9.
●	16% increase in gross premiums written.
●	51% increase in net investment income.
●	Favorable development in prior years’ loss reserves, resulting in a $44.5 million net increase in underwriting income.
●	Book value per share of $28.62, an increase of 12% (inclusive of dividends) from year-end 2022.

“After ending 2022 with strong results and delivering our 27th consecutive year of underwriting profit, we are pleased to be off to a solid start in the first quarter of 2023,” said RLI Corp. President & CEO Craig Kliethermes. “We achieved a 78 combined ratio and top line premium growth of 16%, which was driven by our property and surety segments. Investment income continued to support growth in operating earnings, and positive portfolio returns contributed to 12% growth in book value. I commend our associate owners on their commitment to the hard work and values that continue to serve our customers well, provide stability for our stakeholders and uphold our ownership culture.”

Underwriting Income

RLI achieved $67.9 million of underwriting income in the first quarter of 2023 on a 77.9 combined ratio, compared to $59.5 million on a 77.9 combined ratio in 2022.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $44.5 million and $39.6 million net increase to underwriting income from 2023 and 2022, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2023	2022		2023	2022
Casualty	$31.8	$27.6	Casualty	82.9	83.9
Property	28.4	22.5	Property	68.0	66.7
Surety	7.7	9.4	Surety	76.7	68.8
Total	$67.9	$59.5	Total	77.9	77.9

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter increased 51.5% to $27.1 million, compared to the same period in 2022. The investment portfolio’s total return was 2.8% for the quarter.

RLI’s comprehensive earnings were $136.5 million for the quarter ($2.97 per share), compared to $67.7 million ($1.48 per share) of comprehensive loss for the same quarter in 2022. In addition to net earnings, comprehensive earnings in 2023 included after-tax unrealized gains from the fixed income portfolio, due to declining interest rates.

Dividends Paid in First Quarter of 2023

On March 20, 2023, the company paid a regular quarterly dividend of $0.26 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $759 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Additionally, equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating EPS for 2022 due to the sale of RLI’s investment in the third quarter of 2022. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2023 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 20, 2023, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/964127485.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2022.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 47 consecutive years and delivered underwriting profits for 27 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2023	2022
Favorable development in casualty prior years' reserves	$35.9	$27.8
Favorable development in property prior years' reserves	$12.6	$13.2
Favorable development in surety prior years' reserves	$3.2	$4.5

Net incurred losses related to:
2023 storms	$(4.0)	$—
2022 and prior events	$—	$(2.0)

	Operating Earnings Per Share
	Three Months Ended
	March 31,
	2023	2022
Operating Earnings Per Share(1) (2)	$1.63	$1.32

Specific items included in operating earnings per share:(3) (4)
Net favorable development in casualty prior years' reserves	$0.53	$0.41
Net favorable development in property prior years' reserves	$0.19	$0.21
Net favorable development in surety prior years' reserves	$0.04	$0.06

Net incurred losses related to:
2023 storms	$(0.06)	$—
2022 and prior events	$—	$(0.03)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share in 2022 due to the sale of RLI’s investment in Maui Jim in the third quarter of 2022.
(3)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(4)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2023 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2023	2022	% Change
Net premiums earned	$307,723	$269,152	14.3%
Net investment income	27,084	17,883	51.5%
Net realized gains	14,620	5,588	161.6%
Net unrealized gains (losses) on equity securities	15,496	(27,810)	NM
Consolidated revenue	$364,923	$264,813	37.8%
Loss and settlement expenses	114,488	105,524	8.5%
Policy acquisition costs	101,444	85,287	18.9%
Insurance operating expenses	23,901	18,863	26.7%
Interest expense on debt	2,008	2,010	(0.1)%
General corporate expenses	4,214	3,363	25.3%
Total expenses	$246,055	$215,047	14.4%
Equity in earnings of unconsolidated investees	3,923	8,759	(55.2)%
Earnings before income taxes	$122,791	$58,525	109.8%
Income tax expense	23,980	10,602	126.2%
Net earnings	$98,811	$47,923	106.2%

Other comprehensive earnings (loss), net of tax	37,707	(115,581)	NM
Comprehensive earnings (loss)	$136,518	$(67,658)	NM

Operating earnings(1):
Net earnings	$98,811	$47,923	106.2%
Less:
Net realized gains	(14,620)	(5,588)	161.6%
Income tax on realized gains	3,071	1,173	161.8%
Net unrealized (gains) losses on equity securities	(15,496)	27,810	NM
Income tax on unrealized gains (losses) on equity securities	3,254	(5,840)	NM
Equity in earnings of Maui Jim	—	(6,367)	(100.0)%
Income tax on equity in earnings of Maui Jim	—	1,337	(100.0)%
Operating earnings(2)	$75,020	$60,448	24.1%

Return on Equity:
Net earnings (trailing four quarters)	52.2%	21.1%
Comprehensive earnings (trailing four quarters)	41.9%	10.3%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	46,035	45,714

Net earnings per share(2)	$2.15	$1.05	104.8%
Less:
Net realized gains	(0.32)	(0.12)	166.7%
Income tax on realized gains	0.07	0.03	133.3%
Net unrealized (gains) losses on equity securities	(0.34)	0.60	NM
Income tax on unrealized gains (losses) on equity securities	0.07	(0.13)	NM
Equity in earnings of Maui Jim	—	(0.14)	(100.0)%
Income tax on equity in earnings of Maui Jim	—	0.03	(100.0)%
Operating earnings per share(1)(2)	$1.63	$1.32	23.5%

Comprehensive earnings (loss) per share	$2.97	$(1.48)	NM

Cash dividends per share - ordinary	$0.26	$0.25	4.0%

Net Cash Flow provided by Operations	$69,219	$39,014	77.4%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating earnings per share in 2022 due to the sale of RLI’s investment in Maui Jim in the third quarter of 2022.

NM = Not Meaningful

RLI CORP

2023 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2023	2022	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,701,814	$2,666,950	1.3%
(amortized cost - $2,933,313 at 3/31/23)
(amortized cost - $2,945,273 at 12/31/22)
Equity securities, at fair value	519,097	498,382	4.2%
(cost - $333,229 at 3/31/23)
(cost - $328,019 at 12/31/22)
Short-term investments	116,202	36,229	220.7%
Other invested assets	64,134	47,922	33.8%
Cash and cash equivalents	22,769	22,818	(0.2)%
Total investments and cash	$3,424,016	$3,272,301	4.6%

Accrued investment income	21,118	21,259	(0.7)%
Premiums and reinsurance balances receivable	206,445	189,501	8.9%
Ceded unearned premiums	119,975	138,457	(13.3)%
Reinsurance balances recoverable on unpaid losses	699,915	740,089	(5.4)%
Deferred policy acquisition costs	134,995	127,859	5.6%
Property and equipment	48,949	49,573	(1.3)%
Investment in unconsolidated investees	52,398	58,275	(10.1)%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	27,571	40,269	(31.5)%
Other assets	47,275	75,923	(37.7)%
Total assets	$4,836,219	$4,767,068	1.5%

Unpaid losses and settlement expenses	$2,286,063	$2,315,637	(1.3)%
Unearned premiums	801,465	785,085	2.1%
Reinsurance balances payable	28,091	61,100	(54.0)%
Funds held	102,797	101,144	1.6%
Income taxes - current	15,802	—	NM
Current portion of long-term debt	199,910	199,863	0.0%
Accrued expenses	57,480	94,869	(39.4)%
Other liabilities	40,690	32,029	27.0%
Total liabilities	$3,532,298	$3,589,727	(1.6)%
Shareholders' equity	1,303,921	1,177,341	10.8%
Total liabilities & shareholders' equity	$4,836,219	$4,767,068	1.5%

OTHER DATA:
Common shares outstanding (in 000's)	45,555	45,470

Book value per share	$28.62	$25.89	10.5%
Closing stock price per share	$132.91	$131.27	1.2%

Statutory surplus	$1,488,706	$1,437,324	3.6%

RLI CORP

2023 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2023

Gross premiums written	$217,834		$158,846		$38,332		$415,012
Net premiums written	181,201		124,866		36,518		342,585
Net premiums earned	186,031		88,767		32,925		307,723
Net loss & settlement expenses	84,688	45.5%	26,437	29.8%	3,363	10.2%	114,488	37.2%
Net operating expenses	69,512	37.4%	33,947	38.2%	21,886	66.5%	125,345	40.7%
Underwriting income(1)	$31,831	82.9%	$28,383	68.0%	$7,676	76.7%	$67,890	77.9%

2022

Gross premiums written	$215,821		$109,598		$33,740		$359,159
Net premiums written	175,613		81,995		32,282		289,890
Net premiums earned	171,756		67,440		29,956		269,152
Net loss & settlement expenses	83,849	48.8%	20,363	30.2%	1,312	4.4%	105,524	39.2%
Net operating expenses	60,260	35.1%	24,601	36.5%	19,289	64.4%	104,150	38.7%
Underwriting income(1)	$27,647	83.9%	$22,476	66.7%	$9,355	68.8%	$59,478	77.9%

(1)	See discussion above: Non-GAAP and Performance Measures.